EXHIBIT 5


                                    January 26, 1994

 The Travelers Inc.
 65 East 55th Street
 New York, NY  10022

 Ladies and Gentlemen:

    I am Deputy General Counsel to The Travelers Inc., a Delaware corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of Common Stock, $.01 par value
 (the "Shares"), of the Company relating to The Travelers Inc. Savings, Investment and Stock Ownership Plan (the "Plan"), and interests in the Plan.

    In connection with the foregoing, I have examined the minute books and stock records of the Company, the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, and resolutions duly adopted by the Board of Directors of the Company relating to the Plan. In addition, I have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to my satisfaction such additional facts as I have deemed necessary or appropriate for the purposes of this opinion. In my examination I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, photostatic or facsimile copies and authenticity of the originals of such latter documents.

    Based upon the foregoing I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

    This opinion is solely for your benefit in connection with the Company's offer and sale of the Shares, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission.

                                    Very truly yours,

                                    /s/ Mark J. Amrhein
                                    Mark J. Amrhein
                                    Deputy General Counsel